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                                                                   EXHIBIT 10.54

           CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED
                    AND SEPARATELY FILED WITH THE COMMISSION.

                              SETTLEMENT AGREEMENT

This Settlement Agreement is between InterDigital Technology Corporation ("ITC"), a Delaware corporation with a mailing address of 300 Delaware Avenue, Suite 527, Wilmington, DE 19801, and NEC Corporation ("NEC"), a company organized and existing under the laws of Japan, with a mailing address of [**], Japan (collectively, "Parties").

                                    PREAMBLE

WHEREAS, the Parties are the parties to an existing Patent License Agreement ("License Agreement"), dated May 8, 1995, covering the payment of royalties for certain TDMA-based products manufactured and sold by NEC;

WHEREAS, the Parties have had disputes under the License Agreement, some of which have been arbitrated ("Arbitration") before an AAA Commercial Arbitration Panel ("Panel") in accordance with the License Agreement, and the arbitrators are now deliberating;

WHEREAS, the Parties desire to resolve the issues pending before the Panel, as well as all other outstanding disputed issues under the License Agreement, amicably and move forward with a business relationship; and

WHEREAS, in order to resolve all disputed issues, including those pending before the Panel, the Parties have agreed to contemporaneously enter into this Settlement Agreement, an amendment to the License Agreement ("Amendment to Patent License Agreement") and a Narrowband CDMA and Third Generation Patent License Agreement ("3G Agreement").

NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties agree as follows:

1) This Settlement Agreement shall not be effective unless and until the Amendment to Patent License Agreement and the 3G Agreement have been executed and delivered by the Parties, it being understood and agreed that exchange by fax shall constitute delivery hereunder. (The date all three agreements have been executed and delivered is referred to herein as the "Effective Date".)

2) In consideration for NEC's execution and delivery of the Amendment to Patent License Agreement and the 3G Agreement and for the payment by NEC of a certain lump sum amount specified in the first sentence of Article 1 of the Amendment to the Patent License Agreement pursuant to said Amendment to the Patent License Agreement, ITC agrees not to assert against NEC any claim asserted by ITC in the Arbitration regarding the non-payment of royalties owed under the License Agreement up to and including the Effective Date. Further, NEC and ITC hereby remise, release and forever discharge each other as to any other claims, demands and liabilities arising under the License Agreement up to and including the Effective Date.

3) Once this Settlement Agreement, the Amendment to Patent License Agreement and the 3G Agreement have been executed and delivered by the parties, ITC and NEC will promptly advise the Arbitrators and the AAA that the disputes between the Parties have been settled, the Arbitration should be immediately terminated, no award or opinion should issue, all documents evidencing any Opinion or Award (including without limitation spreadsheets, drafts and notes) in the possession or under the control of the Arbitrators should be destroyed, and the amount of the award and the opinion shall not be disclosed to either Party or any third party.

** Material has been omitted and filed separately with the Commission

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4) Terms, when used with initial capital letters in this Settlement Agreement, shall have the meanings described under the License Agreement.

5) The validity and interpretation of this Settlement Agreement shall be governed by Delaware law, without regard to conflict of laws principles. The parties further irrevocably consent to exclusive jurisdiction of the federal courts in the State of Delaware for the purpose of enforcing this Settlement Agreement only. Process shall be deemed sufficient if served on either party by courier service or recognized mail delivery service (e.g. U.S. Mail), postage prepaid, certified or registered, return receipt requested, and addressed as indicated on page 1 of this Settlement Agreement. The parties hereby waive any objection as to the sufficiency of the method of service provided such service is made as set forth herein.

6) This Settlement Agreement, the License Agreement, the Amendment to Patent License Agreement and the 3G Agreement constitute the entire agreement and understanding between the Parties concerning the subjects addressed before the AAA Commercial Arbitration Panel and otherwise, and supersede any all prior or written agreements or understanding between them concerning the same. No representations, promises or agreements on the subject matters contained in this Settlement Agreement have been made other than those specifically set forth herein.

7) This Settlement Agreement can only be amended or modified by a written document executed by duly authorized officers of each of the Parties.

8) No waiver of any right under this Settlement Agreement shall be deemed effective unless in writing and signed by the party charged with such waiver, and no waiver shall operate as a waiver of any future such right or any other right arising under this Settlement Agreement.

9) This Settlement Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement by their duly authorized representatives.

INTERDIGITAL TECHNOLOGY                         NEC CORPORATION
  CORPORATION

By:  /s/ William J. Merritt              By:    /s/ [**]
   ----------------------------             ----------------------------------

                                                Senior Executive Vice President
Title: President                         Title: and Member of the Board
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Dated: January 14, 2002                  Dated: January 15, 2002
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** Material has been omitted and filed separately with the Commission


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